                                                                  Exhibit (5)(b)

                         ALLSTATE LIFE INSURANCE COMPANY

                          LAW AND REGULATION DEPARTMENT
                          3100 Sanders Road, Suite J5B
                           Northbrook, Illinois 60062
                         Direct Dial Number 847-402-2271
                             Facsimile 847-326-6742

Susan L. Lees
Director, Senior Vice President,
Secretary and General Counsel

February 11, 2009

TO:     ALLSTATE LIFE INSURANCE COMPANY
        NORTHBROOK, ILLINOIS 60062

FROM:   SUSAN L. LEES
        SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE:     FORM S-3 REGISTRATION STATEMENT
        UNDER THE SECURITIES ACT OF 1933
        FILE NO. 333-
                     -----

With reference to the Registration Statement on Form S-3 filed by Allstate Life Insurance Company (the "Company") with the Securities and Exchange Commission covering the Flexible Premium Deferred Variable Annuity Contracts, known as Allstate Provider Series and AIM Variable Annuity 3 Contracts (the "Contracts"), I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

1. The Company is duly organized and existing under the laws of the State of Illinois and has been duly authorized to do business by the Director of Insurance of the State of Illinois.

2. The securities registered by the above Registration Statement when issued will be valid, legal and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

Sincerely,


/s/ SUSAN L. LEES
----------------------------------------
Susan L. Lees
Director, Senior Vice President,
Secretary and General Counsel